EXHIBIT 99.2

Fifth Street Asset Management Inc. Announces Intent to Appoint Nathaniel August to Board of Directors

GREENWICH, CT, April 7, 2016 -- Fifth Street Asset Management Inc. (NASDAQ: FSAM) (“FSAM” or the “Company”) today announced that Nathaniel August, founder and President of Mangrove Partners (“Mangrove”), the beneficial owner of approximately 12% of FSAM Class A common stock, is expected to be appointed to the Company’s Board of Directors, pursuant to an agreement entered into between FSAM and Mangrove.

“We are pleased that Nathaniel has agreed to be considered as a director to serve on the FSAM Board of Directors,” said Leonard M. Tannenbaum, Chairman and Chief Executive Officer of FSAM. “As a significant stockholder of FSAM, Fifth Street Finance Corp. (“FSC”) and Fifth Street Senior Floating Rate Corp. (“FSFR”), we believe that Mangrove Partners offers an important perspective in the interest of enhancing stockholder value across the Fifth Street platform. Nathaniel would bring unique insight as well as significant financial and operational expertise as we continue to optimize performance to drive value for all stockholders.”

“As an investor of all three publicly-traded Fifth Street entities, we have had a constructive dialogue with management regarding ways to enhance value for stockholders across the Fifth Street platform,” said Mr. August. “We respect FSAM’s track record managing its credit portfolio and position within the middle market. If appointed as an independent director, I look forward to working cooperatively with the rest of the Board to position FSAM for future success by implementing additional best practices across the Fifth Street platform, and further improving credit performance moving forward.”

In connection with today’s announcement, the Company has entered into an agreement with Mangrove Partners, whereby, in addition to the expected appointment of Mr. August as a member of the FSAM Board, FSAM has also committed to appoint a mutually agreeable independent director to the Company’s Board. As part of its agreement with FSAM, Mangrove Partners agreed to vote its approximately 932,000 shares of FSFR in accordance with the FSFR Board of Directors recommendation at FSFR’s 2016 Annual Meeting of Stockholders, being held today. The complete agreement between FSAM and Mangrove Partners will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (SEC).

About Nathaniel August

Nathaniel August is the founder and President of Mangrove Partners and has an extensive background in financial analysis and a broad understanding of the operational, financial and strategic issues facing public companies. Prior to founding Mangrove Partners in April 2010, Mr. August was a Director at White Eagle Partners, a global, value-oriented investment advisory firm, from December 2008 to January 2010.

Previously he served as a Senior Analyst at Brahman Capital Partners, a long/short equity strategy hedge fund, from March 2006 to September 2008, an Investment Analyst at K Capital Partners, a private investment firm, from June 2003 to January 2006, and an Analyst at Goldman Sachs in the Principal Investment Area from July 2001 to May 2003.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (FSAM) is a nationally recognized credit-focused asset manager. The firm has over $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (FSC) and Fifth Street Senior Floating Rate Corp. (FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With over a 17-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform are supported by approximately 70 professionals across locations in Greenwich, Chicago and San Francisco. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, because they relate to future events or our future performance or financial condition. Forward-looking statements may include statements as to the fees charged by FSAM to FSC and FSFR, FSAM’s future operating results, dividends by FSAM and business prospects of FSAM.  Words such as “believes,” “expects,” “seeks,” “plans,” “should,” “estimates,” “project,” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason.  Such factors are identified from time to time in FSAM’s filings with the Securities and Exchange Commission and include changes in the economy, the financial markets and future changes in laws or regulations, competitive conditions in the business development company space and conditions in FSAM’s operating areas.  FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The contents of any website referenced in this press release are not incorporated by reference herein.

CONTACT:

Investor Contact:

Robyn Friedman, Senior Vice President, Head of Investor Relations

(203) 681-3720

IR-FSAM@fifthstreetfinance.com

Media Contact:

James Golden / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449